Subject to Completion: PROSPECTUS SUPPLEMENT
                        (To Prospectus dated February 27, 2003)
                        Preliminary Prospectus Supplement dated August 31, 2005

Enhanced Bearish Securities

UBS AG $__ NOTES LINKED TO THE PHLX HOUSING SECTOR(SM) INDEX DUE SEPTEMBER __, 2007

Issuer: UBS AG

Maturity Date: September __, 2007 (Investment term of 2 years)

Coupon: We will not pay you interest during the term of the Notes.

Underlying Index:             The return on the Notes is linked to the
                              performance of the PHLX Housing Sector(SM) Index
                              (the "Index"). The Index is designed to measure the stock price performance of twenty-one companies whose primary lines of business are directly associated with the United States housing construction markets.

Payment at                    At maturity, you will receive a cash payment per
Maturity:                     $10 principal amount of the Notes based on the
                              Index Return.

                              > If the Index Return is NEGATIVE, you will
                                receive a POSITIVE return on your Notes equal to the Index Return MULTIPLIED by -3, subject to a maximum gain of __% (an amount to be determined on September __, 2005 (the "trade date")) on your Notes. For example, if the Index declines by 10% over the term of the Notes (an Index Return of -10%), you will receive a POSITIVE return of 30% (-10% x -3) on the Notes.

                              > If the Index Return is POSITIVE, you will
                                receive a NEGATIVE return on your Notes. The payment at maturity will be reduced by 1% for every 1% gain in the Index, subject to a maximum loss of 50% of the principal amount of the Notes. For example, if the Index increases by 10% over the term of the Notes (an Index Return of 10%), you will receive a NEGATIVE return of 10% on the Notes.

                              For a description of how your payment at maturity will be calculated, see "What are the steps to calculate payment at maturity?" on page S-4 and "Specific Terms of the Notes--Payment at Maturity" on page S-27.

                              IF THE LEVEL OF THE INDEX INCREASES OVER THE TERM OF THE NOTES, YOU MAY LOSE UP TO 50% OF YOUR PRINCIPAL AMOUNT.

Index Return:                 Index ending level - Index starting level
                              -----------------------------------------------
                                        Index starting level

Index Starting Level:         __, the closing level of the Index on the trade
                              date.

Index Ending Level:           The closing level of the Index on or about
                              September __, 2007 (the "final valuation date").

No Listing:                   The Notes will not be listed or displayed on any
                              securities exchange, the Nasdaq National Market
                              System or any electronic communications network.

Booking Branch:               UBS AG, Jersey Branch

CUSIP Number:                 __

SEE "RISK FACTORS" BEGINNING ON PAGE S-7 FOR RISKS RELATED TO AN INVESTMENT IN THE NOTES.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and accompanying prospectus. Any representation to the contrary is a criminal offense.

The Notes are not deposit liabilities of UBS AG and are not FDIC insured.

                           Price to       Underwriting      Proceeds to
                            Public          Discount          UBS AG
Per Note
Total

                                                                      [UBS LOGO]

UBS INVESTMENT BANK                     UBS FINANCIAL SERVICES INC.

Prospectus Supplement dated September __, 2005

Prospectus Supplement Summary

THE FOLLOWING IS A SUMMARY OF TERMS OF THE NOTES, AS WELL AS A DISCUSSION OF FACTORS YOU SHOULD CONSIDER BEFORE PURCHASING THE NOTES. THE INFORMATION IN THIS
SECTION IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED EXPLANATIONS SET FORTH ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS. PLEASE NOTE THAT REFERENCES TO "UBS," "WE," "OUR" AND "US" REFER ONLY TO UBS AG AND NOT TO ITS CONSOLIDATED SUBSIDIARIES.

WHAT ARE THE ENHANCED BEARISH SECURITIES?

The Enhanced Bearish Securities (the "Notes") are medium-term notes issued by UBS that are designed for investors who believe that the level of the PHLX Housing Sector(SM) Index (the "Index") will decrease over the term of the Notes. Investors must be willing to risk losing up to 50% of their principal amount invested if the level of the Index increases over the term of the Notes and to accept a return that will not exceed __% (an amount to be determined on the trade date). Investors must also be willing to forego interest payments on the Notes.

The return is linked to the performance of the Index. At maturity, you will receive a cash payment per $10 principal amount of the Notes based on the Index Return.

> If the Index Return is NEGATIVE, you will receive a POSITIVE return on your Notes equal to the Index Return MULTIPLIED by -3, subject to a maximum gain of __% on your Notes. For example, if the Index declines by 10% over the term of the Notes (an Index Return of -10%), you will receive a POSITIVE return of 30% (-10% x -3) on the Notes.

> If the Index Return is POSITIVE, you will receive a NEGATIVE return on your Notes. The payment at maturity will be reduced by 1% for every 1% gain in the Index, subject to a maximum loss of 50% of the principal amount of the Notes. For example, if the Index increases by 10% over the term of the Notes (an Index Return of 10%), you will receive a NEGATIVE return of 10% on the Notes.

IF THE LEVEL OF THE INDEX INCREASES OVER THE TERM OF THE NOTES, YOU MAY LOSE UP TO 50% OF YOUR PRINCIPAL AMOUNT.

For a description of how the Index Return and your payment at maturity will be calculated, see "What are the steps to calculate payment at maturity?" on page S-4 and "Specific Terms of the Notes--Payment at Maturity" on page S-27.

WHAT IS THE INDEX?

The Index is a modified capitalization-weighted index designed to measure the stock price performance of twenty-one companies whose primary lines of business are directly associated with the United States housing construction market (the "Index Constituent Stocks"). The Index composition includes residential builders, suppliers of aggregate, lumber and other construction materials, manufactured housing and mortgage insurers. The Index (index symbol "HGX") is published by the Philadelphia Stock Exchange (the "PHLX") and was established on December 31, 2001.

The following chart provides the ticker symbol, the weighting percentage and the primary trading exchange for each of the Index Constituent Stocks as of August 26, 2005:

        TICKER        NAME                        % WEIGHT     PRIMARY EXCHANGE
         -----        -----                       ---------    ----------------
         ASD       American Standard Cos Inc        4.85%            NYSE
         BZH       Beazer Homes USA Inc             3.83%            NYSE
         CTX       Centex Corp                      4.27%            NYSE
         CHB       Champion Enterprises Inc         2.82%            NYSE
         DHI       DR Horton Inc                    5.53%            NYSE
         HOV       Hovnanian Enterprises Inc        7.81%            NYSE

        TICKER        NAME                        % WEIGHT     PRIMARY EXCHANGE
         -----        -----                       ---------    ----------------
         KBH       KB Home                          4.48%            NYSE
         LEN       Lennar Corp                      5.00%            NYSE
         MAS       Masco Corp                       6.65%            NYSE
         MDC       MDC Holdings Inc                 4.05%            NYSE
         OMX       OfficeMax Inc                    2.88%            NYSE
         PMI       PMI Group Inc/The                3.38%            NYSE
         PHM       Pulte Homes Inc                  5.59%            NYSE
         RDN       Radian Group Inc                 2.57%            NYSE
         RYL       Ryland Group Inc                 3.65%            NYSE
         SPF       Standard-Pacific Corp            4.53%            NYSE
         TIN       Temple-Inland Inc                4.07%            NYSE
         TOL       Toll Brothers Inc                7.22%            NYSE
         USG       USG Corp                         4.79%            NYSE
         VMC       Vulcan Materials Co              3.50%            NYSE
         WY        Weyerhaeuser Co                  8.56%            NYSE

An investment in the Notes does not entitle you to any dividends, voting rights or any other ownership interest in the Index Constituent Stocks.

HOW HAS THE INDEX PERFORMED HISTORICALLY?

We have included a table and a graph showing the month-end closing level of the Index from January 2002 through July 2005 in the section entitled "The PHLX Housing Sector(SM) Index--Historical Data on the PHLX Housing Sector(SM) Index" on page S-13.

We have provided this information to help you evaluate the behavior of the Index in various economic environments; however, this information is not necessarily indicative of how the Index will perform in the future.

SELECTED PURCHASE CONSIDERATIONS

> EXPOSURE TO NEGATIVE INDEX RETURNS--The Notes are designed for investors who believe that the Index will decrease over the term of the Notes and who are willing to risk losing up to 50% of their principal amount if the level of the Index increases over the term of the Notes. You will receive a POSITIVE return on your Notes only if the Index DECLINES over the term of your Notes.

> ENHANCED GROWTH POTENTIAL--The Notes offer an investor the opportunity to benefit from declines in the Index. If the Index Return is negative, your return on the Notes will be the absolute value of three times the negative Index Return up to a maximum return on your Notes of __% (an amount to be determined on the trade date).

> PARTIAL PRINCIPAL PROTECTION--Your payment at maturity will be reduced by 1% for every 1% increase in the Index Return; however, you will not lose more than 50% of your principal amount regardless of the performance of the Index.

> DIVERSIFICATION--The Notes may provide diversification within the equity portion of your portfolio through exposure to an index of stocks directly associated with the United States housing construction market.

> MINIMUM INVESTMENT--Your minimum investment is 100 Notes at a principal amount of $10.00 per Note (for a total minimum purchase price of $1,000). Purchases in excess of the minimum amount may be made in integrals of one Note at a principal amount of $10.00 per Note. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Notes.

WHAT ARE SOME OF THE RISKS OF THE NOTES?

An investment in the Notes involves risks. Some of these risks are summarized here, but we urge you to read the more detailed explanation of risks in "Risk Factors" on page S-7.

> YOU MAY LOSE UP TO 50% OF YOUR PRINCIPAL--The return on the Notes depends on the Index declining in value and you may lose some of your investment if the Index level increases. The payment to you at maturity will be reduced by 1% for every 1% gain in the Index, subject to a maximum loss of 50% of the principal amount of the Notes.

> PARTIAL PRINCIPAL PROTECTION ONLY IF YOU HOLD YOUR NOTES TO MATURITY--You should be willing to hold your notes to maturity. If you sell your Notes in the secondary market prior to maturity, you may have to sell them at a significant discount and will not receive any principal protection.

> YOUR APPRECIATION POTENTIAL IS LIMITED--If the Index Return is negative, you will receive a positive return on your Notes equal to the Index Return multiplied by -3, subject to a maximum gain on the Notes of __% (an amount to be determined on the trade date). Therefore, you will not benefit from any negative Index Return in excess of __% (that is, one-third of the maximum gain on the Notes). As a result, the maximum payment at maturity for each $10 principal amount of the Notes will be $__.

> YOUR INVESTMENT IS CONCENTRATED--All of the Index Constituent Stocks are issued by companies whose primary lines of business are directly associated with the United States housing construction markets. As a result, your investment in the Notes will be concentrated in one industry.

> NO INTEREST OR DIVIDEND PAYMENTS--You will not receive any interest payments on the Notes and you will not receive nor be entitled to receive any dividend payments or other distributions on the securities included in the Index Constituent Stocks.

> NO LISTING--The Notes will not be listed or displayed on any securities exchange, the Nasdaq National Market System or any electronic communications network. There can be no assurance that a secondary market for the Notes will develop. UBS Securities LLC and other affiliates of UBS currently intend to make a market in the Notes, although they are not required to do so and may stop making a market at any time. If you sell your Notes prior to maturity, you may have to sell them at a substantial loss.

THE NOTES MAY BE A SUITABLE INVESTMENT FOR YOU IF:

> You are willing to accept the risk of fluctuations in stocks directly associated with the United States housing construction market.

> You believe that the Index Return will be NEGATIVE (and therefore you will receive a POSITIVE return on your investment).

> You seek an investment that offers protection for 50% of the principal amount of the Notes.

> You are willing to make an investment where you could lose up to 50% of your principal amount.

>    You are willing to hold the Notes to maturity.

>    You do not seek current income from this investment.

THE NOTES MAY NOT BE A SUITABLE INVESTMENT FOR YOU IF:

> You believe that the Index Return will be POSITIVE (and therefore you will receive a NEGATIVE return on your investment).

>    You seek an investment that offers full principal protection.

> You seek an investment whose return is not capped at __% (an amount to be determined on the trade date).

>    You seek current income from your investment.

>    You seek an investment for which there will be an active secondary market.

>    You are unable or unwilling to hold the Notes to maturity.

> You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

WHAT ARE THE TAX CONSEQUENCES OF THE NOTES?

In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat your Notes as a pre-paid contract with respect to the Index. The terms of your Notes require you and us (in the absence of an administrative or judicial ruling to the contrary) to treat your Notes for all tax purposes in accordance with such characterization. If your Notes are so treated, you will recognize capital gain or loss upon the maturity of your Notes (or upon your sale exchange or other disposition of your Notes prior to maturity) equal to the difference between the amount realized and the amount you paid for your Notes. Such gain or loss generally will be long-term capital gain or loss if you held your Notes for more than one year.

For a more complete discussion of the U.S. federal income tax consequences of your investment in the Notes, see "Supplemental Tax Considerations--Supplemental U.S. Tax Considerations" on page S-35.

WHAT ARE THE STEPS TO CALCULATE PAYMENT AT MATURITY?

Set forth below is an explanation of the steps necessary to calculate the payment at maturity on the Notes.

STEP 1:  CALCULATE THE INDEX RETURN.

         The Index Return, which may be positive or negative, is the difference between the closing level of the Index on the final valuation date and on the trade date, expressed as a percentage of the closing level of the Index on the trade date, calculated as follows:

                               Index ending level - Index starting level
                               -------------------------------------------
            Index Return    =             Index starting level

         where the "Index starting level" is __, the closing level of the Index on the trade date, and the "Index ending level" is the closing level of the Index on the final valuation date.

STEP 2:  CALCULATE THE ADJUSTED INDEX RETURN ON THE NOTES.

         The Adjusted Index Return is based on the Index Return, which may be positive or negative:

         1) If the Index Return is negative:
            --------------------------------

         Adjusted Index Return = (Index Return x -3), subject to a maximum gain of __%

         2) If the Index Return is positive:
            --------------------------------

         Adjusted Index Return = (Index Return x -1), subject to a maximum loss of 50%

STEP 3:  CALCULATE THE CASH PAYMENT AT MATURITY.

         Payment at maturity = principal amount of the Notes + (principal amount of the Notes x Adjusted Index Return)

HOW DO THE NOTES PERFORM AT MATURITY?
HYPOTHETICAL EXAMPLES
ASSUMPTIONS:

Principal amount of the Notes:                    $10.00
Maximum gain on the Notes:                        45%*
Maximum Payment at Maturity:                      $14.50

------
* POTENTIAL GAINS ON THE NOTES AT MATURITY WILL BE CALCULATED BY MULTIPLYING THE NEGATIVE INDEX RETURN BY -3 UP TO THE MAXIMUM GAIN ON THE NOTES, WHICH WILL BE DETERMINED ON THE TRADE DATE. FOR PURPOSES OF THE EXAMPLES BELOW, THE MAXIMUM GAIN ON THE NOTES IS ASSUMED TO BE 45%. THEREFORE, AN ORIGINAL INVESTOR IN THE NOTES WILL NOT PARTICIPATE IN AN INDEX RETURN OF LESS THAN -15% AT MATURITY.

EXAMPLE 1--ON THE FINAL VALUATION DATE, THE INDEX CLOSES 8% BELOW ITS STARTING LEVEL.

Since the Index Return is -8%, you receive a positive return equal to three times the decline in the Index, up to the 45% maximum gain on the Notes.

Adjusted Index Return = (Index Return x -3) = (-8% x -3) = 24%

Your total cash payment at maturity would therefore be $12.40 (a 24% total return on investment) which includes:

>    Principal amount                               $10.00
>    Principal amount x Adjusted Index Return       $ 2.40      ($10.00 x 24%)
                                                   -------
                    TOTAL:                          $12.40
                                                   =======

EXAMPLE 2--ON THE FINAL VALUATION DATE, THE INDEX CLOSES 20% BELOW ITS STARTING LEVEL.

Since the Index Return is -20%, you receive a positive return equal to three times the decline in the Index, up to the 45% maximum gain on the Notes.

Adjusted Index Return = (Index Return x -3) = (-20% x -3) = 60%, up to the 45% maximum gain on the Notes = 45%

Your total cash payment at maturity would therefore be limited to $14.50 (a 45% total return on investment) which includes:

>    Principal amount                               $10.00
>    Principal amount x Adjusted Index Return       $ 4.50      ($10.00 x 45%)
                                                   -------      (this is the
                   TOTAL:                           $14.50       maximum payment
                                                   =======       on the Notes)


EXAMPLE 3--ON THE FINAL VALUATION DATE, THE INDEX CLOSES 20% ABOVE ITS STARTING LEVEL.

Since the Index Return is 20% on the final valuation date, your investment is fully exposed to the appreciation of the Index.

Adjusted Index Return = (Index Return x -1) = (20% x -1) = -20%

Your total cash payment at maturity would therefore be $8.00 (a -20% total return on investment) which includes:

>    Principal amount                               $10.00
>    Principal amount x Adjusted Index Return       $-2.00      ($10.00 x -20%)
                                                   -------
                   TOTAL:                           $ 8.00
                                                   =======

HYPOTHETICAL PERFORMANCE OF THE NOTES AT MATURITY

     ASSUMPTIONS:
     Index:                                   PHLX Housing Sector(SM) Index
     Principal amount of the Notes:           $10.00
     Term:                                    24 months
     Maximum gain on the Notes:               45% (the actual maximum gain on
                                              the Notes will be
                                              set on the trade date.)
     Index performance:                       100% to -100% for table
                                              60% to -60% for graph

        INDEX PERFORMANCE                PERFORMANCE OF THE NOTES
     ---------------------           --------------------------------
                                         NOTES
          INDEX RETURN                   PAYMENT            TOTAL
          AT MATURITY*                AT MATURITY*         RETURN*
     ---------------------           --------------------------------
             100%                         $5.00            -50.0%
     ---------------------           --------------------------------
              80%                         $5.00            -50.0%
              60%                         $5.00            -50.0%
              50%                         $5.00            -50.0%
              40%                         $6.00            -40.0%
              30%                         $7.00            -30.0%
              20%                         $8.00            -20.0%
              10%                         $9.00            -10.0%
               5%                         $9.50             -5.0%
     ---------------------           --------------------------------
               0%                        $10.00              0.0%
     ---------------------           --------------------------------
              -5%                        $11.50             15.0%
              -6%                        $11.80             18.0%
              -7%                        $12.10             21.0%
              -8%                        $12.40             24.0%
              -9%                        $12.70             27.0%
             -10%                        $13.00             30.0%
             -12%                        $13.60             36.0%
     ---------------------           --------------------------------
             -15%                        $14.50             45.0%
     ---------------------           --------------------------------
             -20%                        $14.50             45.0%
             -40%                        $14.50             45.0%
             -50%                        $14.50             45.0%
             -60%                        $14.50             45.0%
             -80%                        $14.50             45.0%
     ---------------------           --------------------------------
            -100%                        $14.50             45.0%
     =====================           ================================

*Values have been rounded for ease of analysis.


                               [GRAPHIC OMITTED]
--------------------------------------------------------------------------------

Risk Factors

The return on the Notes is linked to the performance of the Index. Investing in the Notes is not equivalent to investing directly in the Index. This section describes the most significant risks relating to the Notes. WE URGE YOU TO READ THE FOLLOWING INFORMATION ABOUT THESE RISKS, TOGETHER WITH THE OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, BEFORE INVESTING IN THE NOTES.

THE RETURN ON THE NOTES DEPENDS ON THE INDEX DECLINING IN VALUE AND YOU MAY LOSE SOME OF YOUR PRINCIPAL IF THE INDEX LEVEL INCREASES.

The Notes differ from ordinary debt securities in that we will not pay you interest on the Notes or a fixed amount at maturity. Your cash payment at maturity will be based on the Index Return, which may be positive or negative. A positive Index Return will reduce your cash payment at maturity below your principal. IF THE LEVEL OF THE INDEX INCREASES OVER THE TERM OF THE NOTES, YOU MAY LOSE UP TO 50% OF YOUR PRINCIPAL AMOUNT.

See "What are the steps to calculate payment at maturity?"  on page S-4.

YOU ARE ENTITLED TO PARTIAL PRINCIPAL PROTECTION ONLY IF YOU HOLD YOUR NOTES TO MATURITY.

You should be willing to hold your Notes to maturity. If you sell your Notes in the secondary market prior to maturity, you may have to sell them at a significant discount and will not receive principal protection for 50% of the principal amount of your Notes.

YOUR MAXIMUM GAIN ON THE NOTES AT MATURITY IS __%.

Your payment at maturity is based on the Index Return. If the Index Return is NEGATIVE, you will receive a POSITIVE return on your Notes equal to the Index Return multiplied by -3, subject to the maximum gain on the Notes of __% (an amount to be determined on the trade date). Since the maximum gain on the Notes is __%, you will not benefit from a negative Index Return in excess of __% (which is equal to one-third of the maximum gain on the Notes).

THE INDEX CONSTITUENT STOCKS ARE CONCENTRATED IN ONE INDUSTRY.

All of the Index Constituent Stocks are issued by companies whose primary lines of business are directly associated with the United States housing construction markets. As a result, an investment in the Notes will be concentrated in one industry.

THE MARKET VALUE OF THE NOTES MAY BE INFLUENCED BY UNPREDICTABLE FACTORS.

The market value of your Notes may fluctuate between the date you purchase them and the final valuation date, when the calculation agent will determine your payment at maturity. Several factors, many of which are beyond our control, will influence the market value of the Notes. We expect that generally the level of the Index on any day will affect the market value of the Notes more than any other single factor. Other factors that may influence the market value of the Notes include:

> the volatility of the Index (i.e., the frequency and magnitude of changes in the level of the Index);

>    the composition of the Index and changes in the Index Constituent Stocks;

>    the market price of the Index Constituent Stocks;

RISK FACTORS
--------------------------------------------------------------------------------

> the dividend rate paid on the Index Constituent Stocks (dividend payments on the Index Constituent Stocks may influence the value of the Index Constituent Stocks and the level of the Index, and therefore affect the market value of the Notes);

> supply and demand for the Notes, including inventory positions with UBS Securities LLC or any other market-maker;

>    interest rates in the market;

>    the time remaining to the maturity of the Notes;

>    the creditworthiness of UBS; and

> economic, financial, political, regulatory or judicial events that affect the level of the Index or the market price of the Index Constituent Stocks or that affect stock markets generally.

THERE MAY NOT BE AN ACTIVE TRADING MARKET IN THE NOTES--SALES IN THE SECONDARY MARKET MAY RESULT IN SIGNIFICANT LOSSES.

You should be willing to hold your Notes to maturity. There may be little or no secondary market for the Notes. The Notes will not be listed or displayed on any securities exchange, the Nasdaq National Market System or any electronic communications network. UBS Securities LLC and other affiliates of UBS currently intend to make a market for the Notes, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market-making activities at any time. Even if a secondary market for the Notes develops, it may not provide significant liquidity or trade at prices advantageous to you.

If you sell your Notes before maturity, you may have to do so at a substantial discount from the issue price, and as a result you may suffer substantial losses.

CHANGES THAT AFFECT THE INDEX WILL AFFECT THE MARKET VALUE OF THE NOTES AND THE AMOUNT YOU WILL RECEIVE AT MATURITY.

The policies of the Philadelphia Stock Exchange, Inc. ("PHLX") concerning the calculation of the Index, additions, deletions or substitutions of the Index Constituent Stocks and the manner in which changes affecting the Index Constituent Stocks or the issuers of the Index Constituent Stocks, such as stock dividends, reorganizations or mergers, are reflected in the Index, could affect the Index and, therefore, could affect the amount payable on the Notes at maturity, and the market value of the Notes prior to maturity. The amount payable on the Notes and their market value could also be affected if PHLX changes these policies, for example by changing the manner in which it calculates the Index, or if PHLX discontinues or suspends calculation or publication of the Index, in which case it may become difficult to determine the market value of the Notes. If events such as these occur, or if the Index ending level is not available because of a market disruption event or for any other reason and no successor index is selected, the calculation agent--which initially will be UBS Securities LLC, an affiliate of UBS--may determine the Index ending level or fair market value of the Notes--and thus the amount payable at maturity--in a manner it considers appropriate, in its sole discretion.

UBS AND ITS AFFILIATES HAVE NO AFFILIATION WITH PHLX AND ARE NOT RESPONSIBLE FOR ITS PUBLIC DISCLOSURE OF INFORMATION.

UBS and its affiliates are not affiliated with PHLX in any way (except for licensing arrangements discussed below in "The PHLX Housing Sector(SM) Index" on page S-12) and have no ability to control or predict its actions, including any errors in or discontinuation of disclosure regarding its methods or

RISK FACTORS
--------------------------------------------------------------------------------

policies relating to the calculation of the Index. If PHLX discontinues or suspends the calculation of the Index, it may become difficult to determine the market value of the Notes or the amount payable at maturity. The calculation agent may designate a successor index selected in its sole discretion. If the calculation agent determines in its sole discretion that no successor index comparable to the Index exists, the amount you receive at maturity will be determined by the calculation agent in its sole discretion. See "Specific Terms of the Notes--Market Disruption Event" on page S-28 and "Specific Terms of the Notes--Discontinuance of or Adjustments to the Index; Alteration of Method of Calculation" on page S-31. PHLX is not involved in the offer of the Notes in any way and has no obligation to consider your interests as an owner of the Notes in taking any actions that might affect the value of your Notes.

We have derived the information about PHLX and the Index in this prospectus supplement from publicly available information, without independent verification. Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about the Index or PHLX contained in this prospectus supplement. You, as an investor in the Notes, should make your own investigation into the Index and PHLX.

HISTORICAL PERFORMANCE OF THE INDEX SHOULD NOT BE TAKEN AS AN INDICATION OF THE FUTURE PERFORMANCE OF THE INDEX DURING THE TERM OF THE NOTES.

The trading prices of the Index Constituent Stocks will determine the Index level. As a result, it is impossible to predict whether, or the extent to which, the level of the Index will rise or fall. Trading prices of the Index Constituent Stocks will be influenced by complex and interrelated political, economic, financial and other factors that can affect the issuers of the Index Constituent Stocks and the level of the Index. Accordingly, the historical performance of the Index should not be taken as an indication of the future performance of the Index.

TRADING AND OTHER TRANSACTIONS BY UBS OR ITS AFFILIATES IN THE INDEX CONSTITUENT STOCKS, FUTURES, OPTIONS, EXCHANGE-TRADED FUNDS OR OTHER DERIVATIVE PRODUCTS ON THE INDEX CONSTITUENT STOCKS OR THE INDEX MAY IMPAIR THE MARKET VALUE OF THE NOTES.

As described below under "Use of Proceeds and Hedging" on page S-33, we or one or more affiliates may hedge our obligations under the Notes by purchasing the Index Constituent Stocks, futures or options on the Index Constituent Stocks or the Index, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index Constituent Stocks or the Index, and we may adjust these hedges by, among other things, purchasing or selling the Index Constituent Stocks, futures, options, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index or the Index Constituent Stocks at any time. Although they are not expected to, any of these hedging activities may increase the market price of the Index Constituent Stocks and/or the level of the Index, and, therefore, decrease the market value of the Notes. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the Notes declines.

We or one or more of our affiliates may also engage in trading in the Index Constituent Stocks and other investments relating to the Index Constituent Stocks or the Index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could increase the market price of the Index Constituent Stocks and/or the level of the Index and, therefore, decrease the market value of the Notes. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the Index Constituent Stocks or the Index. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the Notes.

RISK FACTORS
--------------------------------------------------------------------------------

THE BUSINESS ACTIVITIES OF UBS OR ITS AFFILIATES MAY CREATE CONFLICTS OF
INTEREST.

As noted above, UBS and its affiliates expect to engage in trading activities related to the Index and the Index Constituent Stocks that are not for the account of holders of the Notes or on their behalf. These trading activities may present a conflict between the holders' interest in the Notes and the interests UBS and its affiliates will have in their proprietary accounts in facilitating transactions, including block trades and options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the level of the Index, could be adverse to the interests of the holders of the Notes.

UBS and its affiliates may, at present or in the future, engage in business with the issuers of the Index Constituent Stocks, including making loans or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS AG or another affiliate of UBS AG and the interests of holders of the Notes. Moreover, UBS AG and UBS Securities LLC have published, and in the future expect to publish, research reports with respect to some or all of the issuers of the Index Constituent Stocks. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. Any of these activities by UBS AG, UBS Securities LLC or other affiliates may affect the market price of the Index Constituent Stocks and/or the level of the Index and, therefore, the market value of the Notes.

SIGNIFICANT ASPECTS OF THE TAX TREATMENT OF THE NOTES ARE UNCERTAIN.

Significant aspects of the tax treatment of the Notes are uncertain. We do not plan to request a ruling from the Internal Revenue Service or from any Swiss authorities regarding the tax treatment of the Notes, and the Internal Revenue Service or a court may not agree with the tax treatment described in this prospectus supplement. Please read carefully the section entitled "What are the tax consequences of the Notes?" in the summary section on page S-3, "Supplemental Tax Considerations" on page S-35, and the sections "U.S. Tax Considerations" and "Tax Considerations Under The Laws of Switzerland" in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

YOU WILL NOT RECEIVE INTEREST PAYMENTS ON THE NOTES OR DIVIDEND PAYMENTS ON THE INDEX CONSTITUENT STOCKS OR HAVE SHAREHOLDER RIGHTS IN THE INDEX CONSTITUENT STOCKS.

You will not receive any periodic interest payments on the Notes and you will not receive any dividend payments or other distributions on the Index Constituent Stocks. As a holder of the Notes, you will not have voting rights or any other rights that holders of the Index Constituent Stocks may have.

THE CALCULATION AGENT CAN POSTPONE THE DETERMINATION OF THE INDEX ENDING LEVEL OR THE MATURITY DATE IF A MARKET DISRUPTION EVENT OCCURS ON THE FINAL VALUATION DATE.

The determination of the Index ending level may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on the final valuation date. If such a postponement occurs, the calculation agent will use the closing level of the Index on the first business day on which no market disruption event occurs or is continuing. In no event, however, will the final valuation date be postponed by more than ten business days. As a result, the maturity date for the Notes could also be postponed, although not by more than ten business days.

If the determination of the Index ending level on the final valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the Index ending level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Index ending level that would have prevailed in the absence of the market disruption event. See "Specific Terms of the Notes--

RISK FACTORS
--------------------------------------------------------------------------------

Market Disruption Event" on page S-28.

THERE ARE POTENTIAL CONFLICTS OF INTEREST BETWEEN YOU AND THE CALCULATION AGENT.

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount, if any, of your payment at maturity on the Notes. We may change the calculation agent after the original issue date without notice. For a fuller description of the calculation agent's role, see "Specific Terms of the Notes--Role of Calculation Agent" on page S-32. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the Index Constituent Stocks or the Index has occurred or is continuing on the final valuation date. This determination may, in turn, depend on the calculation agent's judgment whether the event has materially interfered with our ability or the ability of any of our affiliates to unwind our hedge positions. Since this determination by the calculation agent will affect the payment at maturity on the Notes, the calculation agent may have a conflict of interest if it needs to make any such decision.

--------------------------------------------------------------------------------

The PHLX Housing Sector(SM) Index

We have derived all information regarding the PHLX Housing Sector(SM) Index (the "Index") contained in this prospectus supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by the Philadelphia Stock Exchange, Inc. ("PHLX"). We do not assume any responsibility for the accuracy or completeness of such information. PHLX has no obligation to continue to publish the Index, and may discontinue publication of the Index.

The Index is designed to measure the performance of twenty-one companies whose primary lines of business are directly associated with the United States housing construction market (the "Index Constituent Stocks"). The Index composition includes residential builders, suppliers of aggregate, lumber and other construction materials, manufactured housing and mortgage insurers. The Index (index symbol "HGX") is published by the PHLX and was set to 250 on December 31, 2001. Options commenced trading on the Index on July 12, 2002. The Index is a modified capitalization-weighted index, which is intended to maintain as closely as possible the proportional capitalization distribution of the portfolio of stocks included in the Index, while limiting the maximum weight of a single stock or group of stocks to a predetermined maximum (normally 25% for a single stock, and 50% to 60% or more for the top five or an aggregation of all stocks weighing 5% or more). This rebalancing is accomplished by occasionally artificially reducing the capitalization of higher weighted stocks and redistributing the weight to lower weighted stocks. The net result is a weight distribution that is less skewed toward the larger stocks, but still does not approach equal weighting. The total capitalization of the portfolio remains the same. The following is a list of companies included in the Index and their trading symbols: American Standard Companies Inc. (ASD); Beazer Homes USA, Inc.
(BZH); Centex Corporation (CTX); Champion Enterprises, Inc. (CHB); D.R. Horton, Inc. (DHI); Hovnanian Enterprises, Inc. (HOV); KB Home (KBH); Lennar Corporation
(LEN); Masco Corporation (MAS); M.D.C. Holdings, Inc. (MDC); OfficeMax Incorporated (OMX); The PMI Group, Inc. (PMI); Pulte Homes, Inc. (PHM); Radian Group Inc. (RDN); The Ryland Group, Inc. (RYL); Standard Pacific Corp. (SPF); Temple-Inland, Inc. (TIN); Toll Brothers, Inc. (TOL); USG Corporation (USG); Vulcan Materials Company (VMC); and Weyerhaeuser Company (WY). We have provided a brief description of each of the companies included in the Index and their corresponding historical price information in "The Index Constituent Stocks" on page S-14.

The Index is rebalanced at least semi-annually for implementation at the end of each January and July option expiration if the modified capitalization of a single component or group of components exceeds the concentration thresholds discussed above as of the last trading day of the previous month. This rebalancing is based on the actual market capitalizations of the component stocks as determined by actual share amounts and closing prices on the last trading day of the previous month. The modified share value for each Index Constituent Stock comprising the Index remains fixed between rebalancings, except in the event of certain types of corporate actions such as stock splits, mergers, acquisitions, stock repurchases or any similar event with respect to an Index Constituent Stock resulting in a change in share value greater than 5% or more. When the Index is adjusted between rebalancings for these events, the modified share amount of the relevant Index Constituent Stock comprising the Index is adjusted, to the nearest whole share, to maintain the Index Constituent Stock's relative weight in the Index immediately prior to the corporate action. In connection with any adjustments to the Index, the Index divisor may be adjusted to ensure that there are no changes to the level of the Index as a result of non-market forces.

Neither UBS nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of, or for any error, omission or disruption in, the Index or any successor index. While PHLX currently employs the above methodology to calculate the Index, no assurance can be given that PHLX will not modify or change this methodology in a manner that may affect the amount payable at maturity to beneficial owners of the Notes. PHLX does not guarantee the accuracy or the completeness of the Index or any data included in the Index. PHLX assumes no liability for any errors, omissions or disruption in the calculation and dissemination of the Index. PHLX disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Index or the manner in which the Index is applied in determining the amount payable at maturity.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------

The following chart provides the ticker symbol, the weighting percentage and the primary trading exchange for each of the Index Constituent Stocks as of August 26, 2005:

         TICKER       NAME                       % WEIGHT   PRIMARY EXCHANGE
          -----       -----                      ---------  ----------------
          ASD      American Standard Cos Inc       4.85%          NYSE
          BZH      Beazer Homes USA Inc            3.83%          NYSE
          CTX      Centex Corp                     4.27%          NYSE
          CHB      Champion Enterprises Inc        2.82%          NYSE
          DHI      DR Horton Inc                   5.53%          NYSE
          HOV      Hovnanian Enterprises Inc       7.81%          NYSE
          KBH      KB Home                         4.48%          NYSE
          LEN      Lennar Corp                     5.00%          NYSE
          MAS      Masco Corp                      6.65%          NYSE
          MDC      MDC Holdings Inc                4.05%          NYSE
          OMX      OfficeMax Inc                   2.88%          NYSE
          PMI      PMI Group Inc/The               3.38%          NYSE
          PHM      Pulte Homes Inc                 5.59%          NYSE
          RDN      Radian Group Inc                2.57%          NYSE
          RYL      Ryland Group Inc                3.65%          NYSE
          SPF      Standard-Pacific Corp           4.53%          NYSE
          TIN      Temple-Inland Inc               4.07%          NYSE
          TOL      Toll Brothers Inc               7.22%          NYSE
          USG      USG Corp                        4.79%          NYSE
          VMC      Vulcan Materials Co             3.50%          NYSE
          WY       Weyerhaeuser Co                 8.56%          NYSE

HISTORICAL DATA ON THE PHLX HOUSING SECTOR(SM) INDEX

Since its inception, the Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Index during any period shown below is not an indication that the value of the Index is more or less likely to increase or decrease at any time during the term of the Notes. The historical Index levels do not give an indication of future performance of the Index. UBS cannot make any assurance that the future performance of the Index or the Index Constituent Stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the Index on August 26, 2005 was 519.91. The actual Index starting level will be the closing level of the Index on the trade date.

The following table sets forth the level of the Index at the end of each month in the period from July 2002 through July 2005.

                 2002           2003               2004          2005
                -------        -------            -------        ------
January                        220.07             353.37         468.61
February                       218.78             384.54         503.97
March                          214.95             400.65         478.54
April                          246.03             366.93         465.67
May                            278.09             371.69         505.19
June                           280.84             381.29         532.08
July            249.47         284.21             366.43         575.56
August          244.75         301.46             382.44
September       211.47         305.46             407.98
October         219.08         351.34             395.47
November        233.44         361.85             418.94
December        224.77         366.37             469.32

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------

The following graph sets forth the historical performance of the Index presented in the preceding table.

[THE DATA BELOW REPRESENTS A GRAPH IN THE PRINTED PIECE]

            249.47
            244.75
            211.47
            219.08
            233.44
"2002"      224.77
            220.07
            218.78
            214.95
            246.03
            278.09
            280.84
            284.21
            301.46
            305.46
            351.34
            361.85
"2003"      366.37
            353.37
            384.54
            400.65
            366.93
            371.69
            381.29
            366.43
            382.44
            407.98
            395.47
            418.94
"2004"      469.32
            468.61
            503.97
            478.54
            465.67
            505.19
            575.56
"8/26/05"   519.91




Source: Bloomberg L.P.

THE INDEX CONSTITUENT STOCKS

This section provides a brief synopsis of the business of each of the Index Constituent Stocks as well as the split-adjusted month-end closing market prices for each Index Constituent Stock in each month from January 2000 through July 2005 (or from the first month-end for which that data is available) as of August 26, 2005. The historical prices of the Index Constituent Stocks are not indicative of the future performance of the Index Constituent Stocks. The following information, with respect to the business of each company issuing an Index Constituent Stock, has been derived from publicly available documents published by that company. Because the common stock of each of those companies is registered under the Securities Exchange Act of 1934, those companies are required to file periodically financial and other information specified by the Securities and Exchange Commission (the "SEC"). For more information about those companies, information provided to or filed with the SEC by those companies can be inspected at the SEC's public reference facilities or accessed through the SEC's web site at http://www.sec.gov.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------

                        AMERICAN STANDARD COMPANIES INC.

American Standard Companies Inc. ("American Standard") is a global, diversified manufacturer of high-quality, brand-name products in three major business segments: air conditioning systems and services; bath and kitchen fixtures and fittings; and vehicle control systems. American Standard's headquarters are located in Piscataway, New Jersey, and its $0.01 par value common stock is traded on the New York Stock Exchange under the symbol "ASD". Information filed with the SEC by American Standard under the Exchange Act can be located with reference to its SEC file number: 1-114515.


             CLOSING                CLOSING               CLOSING                CLOSING               CLOSING             CLOSING
 2000         PRICE    2001          PRICE     2002        PRICE     2003         PRICE     2004        PRICE     2005      PRICE
-----        ------   ------        -------   ------      -------   ------       -------   ------      -------   -----     --------
January       12.50   January        17.20    January      21.57    January       22.22    January      35.40    January    40.04
February      11.58   February       18.88    February     21.77    February      22.84    February     36.32    February   45.80
March         12.33   March          19.69    March        23.58    March         22.92    March        37.92    March      46.48
April         13.67   April          20.08    April        24.90    April         23.73    April        35.06    April      44.71
May           15.40   May            22.21    May          25.17    May           24.66    May          37.52    May        42.80
June          13.67   June           20.03    June         25.03    June          24.64    June         40.31    June       41.92
July          14.85   July           22.68    July         23.84    July          25.47    July         37.89    July       44.28
August        15.44   August         23.28    August       23.88    August        26.73    August       37.61
September     14.81   September      18.33    September    21.21    September     28.08    September    38.91
October       15.29   October        19.30    October      22.23    October       31.90    October      36.57
November      13.94   November       21.17    November     24.83    November      33.23    November     38.94
December      16.44   December       22.74    December     23.71    December      33.57    December     41.32

The closing price on August 26, 2005 was $44.65.

                             BEAZER HOMES USA, INC.

Beazer Homes USA, Inc. ("Beazer") designs, builds and sells primarily single-family homes in various locations within the United States. Beazer also originates mortgages on behalf of its customers through its subsidiaries Beazer Mortgage Corporation or Beazer Mortgage, and provides title services to its customers in many of its markets. Beazer's headquarters are located in Atlanta, Georgia, and its $0.01 par value common stock is traded on the New York Stock Exchange under the symbol "BZH". Information filed with the SEC by Beazer under the Exchange Act can be located with reference to its SEC file number: 1-12822.

             CLOSING                CLOSING               CLOSING                CLOSING               CLOSING             CLOSING
 2000         PRICE    2001          PRICE     2002        PRICE     2003         PRICE     2004        PRICE     2005      PRICE
-----        ------   ------        -------   ------      -------   ------       -------   ------      -------   -----     --------
January        6.13   January        15.97    January      26.70    January       19.18    January      31.08    January    49.50
February       6.17   February       15.23    February     30.18    February      19.45    February     35.63    February   57.31
March          6.25   March          13.10    March        25.85    March         19.60    March        35.30    March      49.86
April          6.38   April          19.47    April        29.51    April         23.42    April        32.82    April      45.60
May            6.13   May            20.00    May          26.07    May           28.27    May          33.59    May        53.46
June           6.08   June           21.16    June         26.67    June          27.83    June         33.44    June       57.15
July           7.02   July           24.32    July         20.79    July          25.72    July         31.13    July       65.44
August         8.25   August         21.63    August       21.39    August        27.71    August       32.55
September      9.08   September      16.20    September    20.35    September     28.13    September    35.63
October        9.29   October        15.22    October      21.91    October       33.17    October      36.59
November      10.44   November       22.33    November     21.26    November      35.57    November     41.33
December      13.33   December       24.39    December     20.20    December      32.55    December     48.74

The closing price on August 26, 2005 was $58.56.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------

                               CENTEX CORPORATION

Centex Corporation ("Centex") operates, through its subsidiary companies, in four principal business segments: home building, residential mortgage banking, commercial construction and development and sale of land. Centex's headquarters are located in Dallas, Texas, and its $0.25 par value common stock is traded on the New York Stock Exchange under the symbol "CTX". Information filed with the SEC by Centex under the Exchange Act can be located with reference to its SEC file number: 1-6776.

             CLOSING                CLOSING               CLOSING                CLOSING               CLOSING             CLOSING
 2000         PRICE    2001          PRICE     2002        PRICE     2003         PRICE     2004        PRICE     2005      PRICE
-----        ------   ------        -------   ------      -------   ------       -------   ------      -------   -----     --------
January         9.80  January        18.20    January      26.51    January       23.58    January      47.76    January    61.31
February        8.77  February       18.34    February     26.04    February      24.64    February     53.40    February   63.59
March          10.61  March          18.56    March        23.14    March         24.23    March        54.06    March      57.27
April          10.75  April          19.23    April        25.09    April         29.42    April        47.95    April      57.72
May             9.27  May            16.61    May          23.95    May           34.60    May          48.49    May        65.48
June           10.47  June           18.16    June         25.75    June          34.67    June         45.75    June       70.67
July           10.67  July           20.96    July         21.37    July          32.73    July         42.42    July       73.98
August         12.88  August         19.52    August       22.50    August        34.02    August       45.77
September      14.32  September      15.03    September    19.76    September     35.12    September    50.46
October        16.49  October        17.05    October      20.27    October       43.97    October      51.94
November       15.76  November       20.14    November     22.43    November      49.34    November     52.47
December       16.74  December       25.44    December     22.37    December      48.55    December     59.58

The closing price on August 26, 2005 was $64.81.

                           CHAMPION ENTERPRISES, INC.

Champion Enterprises, Inc. ("Champion") and its subsidiaries primarily produce and sell factory-built homes. Champion's headquarters are located in Auburn Hills, Michigan, and its $1.00 par value common stock is traded on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange under the symbol "CHB". Information filed with the SEC by Champion under the Exchange Act can be located with reference to its SEC file number: 1-9751.

             CLOSING                CLOSING               CLOSING                CLOSING               CLOSING             CLOSING
 2000         PRICE    2001          PRICE     2002        PRICE     2003         PRICE     2004        PRICE     2005      PRICE
-----        ------   ------        -------   ------      -------   ------       -------   ------      -------   -----     --------
January        7.69   January         7.05    January      12.36    January        2.95    January       6.68    January    10.79
February       6.31   February        5.50    February      8.83    February       2.06    February     10.65    February   10.35
March          5.75   March           5.15    March         8.00    March          1.84    March        10.60    March       9.40
April          7.06   April           8.05    April         8.30    April          2.42    April        10.89    April       9.44
May            5.69   May            10.62    May           8.02    May            3.55    May           9.35    May         9.73
June           4.88   June           11.38    June          5.62    June           5.18    June          9.18    June        9.94
July           5.44   July           10.90    July          4.02    July           6.49    July          9.73    July       12.06
August         6.63   August         10.50    August        2.68    August         7.25    August        9.63
September      4.25   September       6.95    September     2.94    September      6.35    September    10.29
October        3.88   October         8.81    October       2.32    October        7.10    October      10.89
November       3.13   November       12.07    November      3.65    November       7.22    November     11.48
December       2.75   December       12.31    December      2.85    December       7.00    December     11.82

The closing price on August 26, 2005 was 11.08.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------

                               D.R. HORTON, INC.

D.R. Horton, Inc. ("D.R. Horton") constructs and sells single-family homes designed principally for first time homebuyers in metropolitan areas of the Mid-Atlantic, Midwest, Southeast, Southwest and West regions of the United States. D.R. Horton's headquarters are located in Fort Worth, Texas, and its $0.01 par value common stock is traded on the New York Stock Exchange under the symbol "DHI". Information filed with the SEC by D.R. Horton under the Exchange Act can be located with reference to its SEC file number: 1-14122.


             CLOSING                CLOSING               CLOSING                CLOSING               CLOSING             CLOSING
 2000         PRICE    2001          PRICE     2002        PRICE     2003         PRICE     2004        PRICE     2005      PRICE
-----        ------   ------        -------   ------      -------   ------       -------   ------      -------   -----     --------
January        3.20   January         7.07    January      12.48    January        9.55    January      21.08    January    29.84
February       3.10   February        6.85    February     13.30    February       9.16    February     23.84    February   32.82
March          3.60   March           7.05    March        12.57    March          9.60    March        26.57    March      29.24
April          3.56   April           8.07    April        12.90    April         11.85    April        21.60    April      30.50
May            3.60   May             6.87    May          12.26    May           13.15    May          21.68    May        34.57
June           3.74   June            7.57    June         13.02    June          14.05    June         21.30    June       37.61
July           4.27   July            9.18    July         11.10    July          14.08    July         20.72    July       41.08
August         5.41   August          8.41    August       10.38    August        15.56    August       23.21
September      5.16   September       6.95    September     9.31    September     16.35    September    24.83
October        5.56   October         7.45    October       9.64    October       19.90    October      22.50
November       5.57   November        9.34    November      9.56    November      21.85    November     26.41
December       7.34   December       10.82    December      8.68    December      21.63    December     30.23

The closing price on August 26, 2005 was $34.40.

                           HOVNANIAN ENTERPRISES, INC.

Hovnanian Enterprises, Inc. ("Hovnanian") designs, constructs, markets and sells single-family detached homes, attached townhomes and condominiums, mid-rise and high-rise condominiums, urban infill and active adult homes in planned residential developments. Hovnanian currently offers homes for sale in 275 communities in 24 markets in 13 states throughout the United States. Hovnanian's headquarters are located in Red Bank, New Jersey, and its $0.01 par value Class A common stock is traded on the New York Stock Exchange under the symbol "HOV". Information filed with the SEC by Hovnanian under the Exchange Act can be located with reference to its SEC file number: 1-8551.

             CLOSING                CLOSING               CLOSING                CLOSING               CLOSING             CLOSING
 2000         PRICE    2001          PRICE     2002        PRICE     2003         PRICE     2004        PRICE     2005      PRICE
-----        ------   ------        -------   ------      -------   ------       -------   ------      -------   -----     --------
January        3.19   January         4.85    January      10.62    January       14.57    January      36.89    January    52.24
February       2.94   February        5.44    February     13.15    February      16.42    February     40.35    February   55.00
March          3.06   March           7.19    March        13.30    March         17.28    March        43.15    March      51.00
April          2.94   April           9.25    April        15.22    April         19.90    April        35.97    April      50.77
May            2.75   May             8.50    May          16.00    May           28.98    May          35.30    May        62.10
June           3.00   June            7.26    June         17.94    June          29.48    June         34.71    June       65.20
July           3.00   July            7.38    July         14.27    July          24.68    July         31.03    July       70.68
August         3.59   August          7.10    August       15.56    August        30.84    August       34.42
September      3.72   September       5.77    September    16.90    September     32.19    September    40.10
October        3.63   October         5.85    October      18.91    October       40.64    October      37.54
November       3.84   November        6.91    November     16.70    November      46.13    November     40.27
December       4.69   December       10.64    December     15.85    December      43.53    December     49.52

The closing price on August 26, 2005 was $56.75.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------

                                     KB HOME

KB Home ("KB") is one of America's leading homebuilders with domestic operations throughout the United States. Kaufman & Broad S.A., its publicly-traded subsidiary is one of the largest homebuilders in France based on revenues. KB also provides mortgage banking services to the majority of its domestic homebuyers through its wholly-owned subsidiary, KB Home Mortgage Company. KB's headquarters are located in Los Angeles, California, and its $1.00 par value common stock is traded on the New York Stock Exchange under the symbol "KBH". Information filed with the SEC by KB under the Exchange Act can be located with reference to its SEC file number: 1-09195.

             CLOSING                CLOSING               CLOSING                CLOSING               CLOSING             CLOSING
 2000         PRICE    2001          PRICE     2002        PRICE     2003         PRICE     2004        PRICE     2005      PRICE
-----        ------   ------        -------   ------      -------   ------       -------   ------      -------   -----     --------
January       10.84   January        16.01    January      21.53    January       22.36    January      33.77    January    54.33
February       9.56   February       13.98    February     21.83    February      23.45    February     36.18    February   62.40
March         10.72   March          16.32    March        21.70    March         22.73    March        40.40    March      58.73
April          9.63   April          15.11    April        24.93    April         24.64    April        34.47    April      57.00
May            8.68   May            12.71    May          25.77    May           31.25    May          32.94    May        67.54
June           9.90   June           15.09    June         25.76    June          30.99    June         34.32    June       76.23
July           9.78   July           16.30    July         23.11    July          28.31    July         32.03    July       81.91
August        12.41   August         16.19    August       23.98    August        28.61    August       34.39
September     13.47   September      14.21    September    24.42    September     29.83    September    42.25
October       14.88   October        14.78    October      23.60    October       34.25    October      41.13
November      15.69   November       16.81    November     22.35    November      34.44    November     43.95
December      16.84   December       20.05    December     21.43    December      36.26    December     52.20

The closing price on August 26, 2005 was $70.09.

                               LENNAR CORPORATION

Lennar Corporation ("Lennar") is a homebuilder and is a provider of residential financial services. Lennar's homebuilding operations include the sale and construction of single-family attached and detached homes, as well as the purchase, development and sale of residential land. The financial services operations provide mortgage financing, title insurance and closing services for Lennar homebuyers and others; acquire, package and resell residential mortgage loans and mortgage-backed securities, perform mortgage loan servicing activities and provide cable television and alarm monitoring services to residents of Lennar communities and others. Lennar's headquarters are located in Miami, Florida, and its $0.10 par value Class A common stock is traded on the New York Stock Exchange under the symbol "LEN". Information filed with the SEC by Lennar under the Exchange Act can be located with reference to its SEC file number:
1-11749.

             CLOSING                CLOSING               CLOSING                CLOSING               CLOSING             CLOSING
 2000         PRICE    2001          PRICE     2002        PRICE     2003         PRICE     2004        PRICE     2005      PRICE
-----        ------   ------        -------   ------      -------   ------       -------   ------      -------   -----     --------
January        7.25   January        16.74    January      25.22    January       24.50    January      44.10    January    56.47
February       7.51   February       16.15    February     25.12    February      24.56    February     49.45    February   60.82
March          9.87   March          18.13    March        24.00    March         24.36    March        54.03    March      56.68
April          8.47   April          19.91    April        25.27    April         27.12    April        46.85    April      51.47
May            8.59   May            16.83    May          24.89    May           33.53    May          45.90    May        58.01
June           9.22   June           18.97    June         27.84    June          35.75    June         44.72    June       63.45
July          10.92   July           20.88    July         23.09    July          32.60    July         42.68    July       67.27
August        12.57   August         20.27    August       24.02    August        33.63    August       45.80
September     13.53   September      16.40    September    25.38    September     38.90    September    47.60
October       14.61   October        16.50    October      25.10    October       45.93    October      44.98
November      14.42   November       16.92    November     24.12    November      48.95    November     44.93
December      16.49   December       21.30    December     23.47    December      48.00    December     56.68

The closing price on August 26, 2005 was $58.41.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------

                                MASCO CORPORATION

Masco Corporation ("Masco") manufactures, sells and installs home improvement and building products, with emphasis on brand name products and services holding leadership positions in their markets. Masco is among the largest manufacturers in North America of brand name consumer products designed for the home improvement and new construction markets. Masco's headquarters are located in Taylor, Michigan, and its $1.00 par value common stock is traded on the New York Stock Exchange under the symbol "MAS". Information filed with the SEC by Masco under the Exchange Act can be located with reference to its SEC file number:
1-5794.


             CLOSING                CLOSING               CLOSING                CLOSING               CLOSING             CLOSING
 2000         PRICE    2001          PRICE     2002        PRICE     2003         PRICE     2004        PRICE     2005      PRICE
-----        ------   ------        -------   ------      -------   ------       -------   ------      -------   -----     --------
January       19.94   January        24.00    January      26.76    January       18.19    January      26.66    January    36.80
February      17.88   February       23.37    February     28.07    February      18.38    February     28.04    February   33.72
March         20.50   March          24.14    March        27.45    March         18.62    March        30.44    March      34.67
April         22.44   April          23.00    April        28.10    April         21.07    April        28.01    April      31.49
May           19.66   May            23.36    May          26.66    May           24.60    May          28.95    May        32.02
June          18.06   June           24.96    June         27.11    June          23.85    June         31.18    June       31.76
July          19.75   July           25.21    July         24.20    July          24.37    July         30.24    July       33.91
August        19.52   August         25.82    August       24.16    August        24.79    August       32.13
September     18.63   September      20.44    September    19.55    September     24.48    September    34.53
October       18.69   October        19.83    October      20.56    October       27.50    October      34.26
November      19.31   November       20.93    November     20.17    November      27.20    November     35.27
December      25.69   December       24.50    December     21.05    December      27.41    December     36.53

The closing price on August 26, 2005 was $29.79.


                              M.D.C. HOLDINGS, INC.

M.D.C. Holdings, Inc.'s ("M.D.C.") primary business is owning and managing subsidiary companies that sell and build homes under the name Richmond American Homes. M.D.C.'s financial services segment consists of HomeAmerican Mortgage Corporation, which originates mortgage loans primarily for its homebuyers, and American Home Insurance Agency, Inc., which offers third party insurance products to its homebuyers. M.D.C.'s headquarters are located in Denver, Colorado, and its $0.01 par value common stock is traded on the New York Stock Exchange and the Pacific Stock Exchange under the symbol "M.D.C.". Information filed with the SEC by M.D.C. under the Exchange Act can be located with reference to its SEC file number: 1-08951.

             CLOSING                CLOSING               CLOSING                CLOSING               CLOSING             CLOSING
 2000         PRICE    2001          PRICE     2002        PRICE     2003         PRICE     2004        PRICE     2005      PRICE
-----        ------   ------        -------   ------      -------   ------       -------   ------      -------   -----     --------
January        7.42   January        18.13    January      25.51    January       25.11    January      43.81    January    72.80
February       7.98   February       20.66    February     27.90    February      23.87    February     49.25    February   79.62
March          9.42   March          22.74    March        27.46    March         24.40    March        54.15    March      69.65
April         10.02   April          24.86    April        32.10    April         29.31    April        47.53    April      65.38
May           10.15   May            18.22    May          28.30    May           34.82    May          49.48    May        72.21
June           9.79   June           20.46    June         33.06    June          33.76    June         48.93    June       82.25
July          10.51   July           24.24    July         26.45    July          34.80    July         51.65    July       85.42
August        13.17   August         17.63    August       25.56    August        35.73    August       52.96
September     13.66   September      16.02    September    22.44    September     37.76    September    56.23
October       14.38   October        15.41    October      23.87    October       47.08    October      59.04
November      14.74   November       20.68    November     22.70    November      48.50    November     58.23
December      17.31   December       24.02    December     24.32    December      45.10    December     66.49

The closing price on August 26, 2005 was $73.50.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------

                             OFFICEMAX INCORPORATED

OfficeMax Incorporated ("OfficeMax") operates a chain of high-volume office products superstores. In addition to offering office products, business-machines and related items, OfficeMax superstores also feature CopyMax and FurnitureMax, in-store modules devoted exclusively to print-for-pay services and office furniture. OfficeMax's headquarters are located in Itasca, Illinois, and its $2.50 par value common stock is traded on the New York Stock Exchange under the symbol "OMX". Information filed with the SEC by OfficeMax under the Exchange Act can be located with reference to its SEC file number: 1-5057.

             CLOSING                CLOSING               CLOSING                CLOSING               CLOSING             CLOSING
 2000         PRICE    2001          PRICE     2002        PRICE     2003         PRICE     2004        PRICE     2005      PRICE
-----        ------   ------        -------   ------      -------   ------       -------   ------      -------   -----     --------
January       35.38   January        32.93    January      35.60    January       23.91    January      32.45    January    29.51
February      29.81   February       32.08    February     35.95    February      24.12    February     33.70    February   31.57
March         34.75   March          31.40    March        36.24    March         21.85    March        34.65    March      33.50
April         32.56   April          34.98    April        33.87    April         22.97    April        33.73    April      32.48
May           29.13   May            35.25    May          35.58    May           24.57    May          35.15    May        30.35
June          25.89   June           35.17    June         34.53    June          23.90    June         37.64    June       29.77
July          27.63   July           36.20    July         28.99    July          24.79    July         32.25    July       29.70
August        29.88   August         36.70    August       27.05    August        27.25    August       31.29
September     26.56   September      29.50    September    22.80    September     27.60    September    33.28
October       28.69   October        28.56    October      23.79    October       28.05    October      29.52
November      28.88   November       32.04    November     27.08    November      29.51    November     30.27
December      33.63   December       34.01    December     25.22    December      32.86    December     31.38

The closing price on August 26, 2005 was $28.87.

                               THE PMI GROUP, INC.

The PMI Group, Inc. ("PMI") is an international provider of credit enhancement as well as other products that promote homeownership and facilitate mortgage transactions in the capital markets. PMI's headquarters are located in Walnut Creek, California, and its $0.01 par value common stock is traded on the New York Stock Exchange and the Pacific Stock Exchange under the symbol "PMI". Information filed with the SEC by PMI under the Exchange Act can be located with reference to its SEC file number: 1-13664.

             CLOSING                CLOSING               CLOSING                CLOSING               CLOSING             CLOSING
 2000         PRICE    2001          PRICE     2002        PRICE     2003         PRICE     2004        PRICE     2005      PRICE
-----        ------   ------        -------   ------      -------   ------       -------   ------      -------   -----     --------
January       20.63   January        28.25    January      35.28    January       28.75    January      38.62    January    39.77
February      18.16   February       28.01    February     35.43    February      27.10    February     39.60    February   40.25
March         23.72   March          32.49    March        37.88    March         25.55    March        37.36    March      38.01
April         24.22   April          32.15    April        40.56    April         30.82    April        43.03    April      35.16
May           25.38   May            34.90    May          42.80    May           30.66    May          43.17    May        37.80
June          23.76   June           36.33    June         38.20    June          26.84    June         43.52    June       38.98
July          31.31   July           34.50    July         35.52    July          33.13    July         41.23    July       40.95
August        31.00   August         32.60    August       33.90    August        35.38    August       41.53
September     33.88   September      31.20    September    27.21    September     33.75    September    40.58
October       36.94   October        27.73    October      29.80    October       38.23    October      38.82
November      31.78   November       31.58    November     32.59    November      37.23    November     41.18
December      33.84   December       33.51    December     30.04    December      37.23    December     41.75

The closing price on August 26, 2005 was $40.98.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------

                                PULTE HOMES, INC.

Pulte Homes, Inc. ("Pulte") is a publicly held holding company whose subsidiaries engage in the homebuilding and financial services businesses. Pulte's headquarters are located in Bloomfield Hills, Michigan, and its $0.01 par value common stock is traded on the New York Stock Exchange under the symbol "PHM". Information filed with the SEC by Pulte under the Exchange Act can be located with reference to its SEC file number: 1-9804.


             CLOSING                CLOSING               CLOSING                CLOSING               CLOSING             CLOSING
 2000         PRICE    2001          PRICE     2002        PRICE     2003         PRICE     2004        PRICE     2005      PRICE
-----        ------   ------        -------   ------      -------   ------       -------   ------      -------   -----     --------
January        8.72   January        17.25    January      23.58    January       24.99    January      43.14    January    66.08
February       8.41   February       17.18    February     25.97    February      25.42    February     52.76    February   78.02
March         10.44   March          20.21    March        23.93    March         25.08    March        55.60    March      73.63
April         10.75   April          23.39    April        26.60    April         29.00    April        49.17    April      71.45
May           11.09   May            20.20    May          27.12    May           32.80    May          52.75    May        76.45
June          10.80   June           21.32    June         28.74    June          30.83    June         52.03    June       84.25
July          11.47   July           20.76    July         23.96    July          30.56    July         54.63    July       93.62
August        16.48   August         18.93    August       23.87    August        33.28    August       58.95
September     16.50   September      15.33    September    21.32    September     34.01    September    61.37
October       16.66   October        16.25    October      22.96    October       43.26    October      54.88
November      19.31   November       19.63    November     23.47    November      47.77    November     55.26
December      21.09   December       22.34    December     23.94    December      46.81    December     63.80

The closing price on August 26, 2005 was $83.02.

                                RADIAN GROUP INC.

Radian Group Inc. ("Radian") is a leading credit enhancement provider to the global financial and capital markets. Its subsidiaries provide products and services through three primary business lines: mortgage finance, financial guaranty and other financial services. Radian's headquarters are located in Philadelphia, Pennsylvania, and its $0.001 par value common stock is traded on the New York Stock Exchange under the symbol "RDN". Information filed with the SEC by Radian under the Exchange Act can be located with reference to its SEC file number: 1-11356.

             CLOSING                CLOSING               CLOSING                CLOSING               CLOSING             CLOSING
 2000         PRICE    2001          PRICE     2002        PRICE     2003         PRICE     2004        PRICE     2005      PRICE
-----        ------   ------        -------   ------      -------   ------       -------   ------      -------   -----     --------
January       20.16   January        31.07    January      44.90    January       36.90    January      46.56    January    47.94
February      17.34   February       30.93    February     46.67    February      34.87    February     43.70    February   48.33
March         23.81   March          33.88    March        49.08    March         33.38    March        42.60    March      47.74
April         25.47   April          38.75    April        51.90    April         39.70    April        46.51    April      44.43
May           27.50   May            42.45    May          54.30    May           40.27    May          46.00    May        45.88
June          25.88   June           40.45    June         48.85    June          36.65    June         47.90    June       47.22
July          30.44   July           40.02    July         45.80    July          46.81    July         46.02    July       51.58
August        31.06   August         40.11    August       43.46    August        47.59    August       44.30
September     33.75   September      38.50    September    32.66    September     44.40    September    46.23
October       35.44   October        33.87    October      35.27    October       52.90    October      47.93
November      32.50   November       38.30    November     40.50    November      49.35    November     51.25
December      37.53   December       42.95    December     37.15    December      48.75    December     53.24

The closing price on August 26, 2005 was $52.18.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------

                              THE RYLAND GROUP INC.

The Ryland Group, Inc. ("Ryland") is one of the nation's largest homebuilders and a leading mortgage-finance company. In addition, Ryland Mortgage Company provides mortgage financing and related services. Ryland's operations span all significant aspects of the home buying process from design, construction and sale to mortgage origination, title insurance, settlement, escrow and homeowners insurance brokerage services. Ryland's headquarters are located in Calabasas, California, and its $1.00 par value common stock is traded on the New York Stock Exchange under the symbol "RYL". Information filed with the SEC by Ryland under the Exchange Act can be located with reference to its SEC file number: 1-8029.

             CLOSING                CLOSING               CLOSING                CLOSING               CLOSING             CLOSING
 2000         PRICE    2001          PRICE     2002        PRICE     2003         PRICE     2004        PRICE     2005      PRICE
-----        ------   ------        -------   ------      -------   ------       -------   ------      -------   -----     --------
January        4.11   January        11.52    January      19.58    January       19.82    January      38.13    January    64.87
February       4.44   February       10.07    February     22.33    February      20.65    February     42.86    February   69.55
March          4.69   March          10.38    March        22.55    March         21.60    March        44.42    March      62.02
April          5.03   April          11.88    April        27.50    April         27.12    April        39.48    April      61.40
May            5.55   May            11.33    May          27.00    May           32.55    May          39.80    May        68.50
June           5.53   June           12.65    June         24.88    June          34.70    June         39.10    June       75.87
July           5.00   July           15.62    July         20.45    July          32.45    July         38.71    July       80.80
August         6.14   August         13.45    August       21.33    August        33.58    August       44.08
September      7.75   September      11.92    September    18.59    September     36.56    September    46.33
October        8.06   October        13.38    October      20.80    October       44.45    October      47.70
November       8.75   November       15.01    November     18.76    November      46.08    November     50.68
December      10.19   December       18.30    December     16.68    December      44.32    December     57.54

The closing price on August 26, 2005 was $69.57.

                             STANDARD PACIFIC CORP.

Standard Pacific Corp. ("Standard Pacific") is a leading geographically diversified builder of single-family attached and detached homes. Standard Pacific's headquarters are located in Irvine, California, and its $0.01 par value common stock is traded on the New York Stock Exchange and the Pacific Stock Exchange under the symbol "SPF". Information filed with the SEC by Standard Pacific under the Exchange Act can be located with reference to its SEC file number: 1-10959.

             CLOSING                CLOSING               CLOSING                CLOSING               CLOSING             CLOSING
 2000         PRICE    2001          PRICE     2002        PRICE     2003         PRICE     2004        PRICE     2005      PRICE
-----        ------   ------        -------   ------      -------   ------       -------   ------      -------   -----     --------
January        9.31   January        28.15    January      26.37    January       25.25    January      46.70    January    66.53
February      10.63   February       24.00    February     28.58    February      25.77    February     52.31    February   80.00
March         10.00   March          21.10    March        28.10    March         25.51    March        60.00    March      72.19
April         10.06   April          20.40    April        33.57    April         30.25    April        50.44    April      71.61
May           11.38   May            18.45    May          33.00    May           34.38    May          50.95    May        80.12
June          10.02   June           23.15    June         35.08    June          33.16    June         49.30    June       87.95
July          12.69   July           23.56    July         26.25    July          34.00    July         46.41    July       95.39
August        16.44   August         23.47    August       26.35    August        35.54    August       50.47
September     18.00   September      19.51    September    23.38    September     37.90    September    56.37
October       18.75   October        18.25    October      24.28    October       47.85    October      56.15
November      20.63   November       21.20    November     25.50    November      49.93    November     56.01
December      23.38   December       24.32    December     24.75    December      48.55    December     64.14

The closing price on August 26, 2005 was $83.57.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------

                               TEMPLE-INLAND, INC.

Temple-Inland, Inc. ("Temple-Inland") is a holding company that, through its subsidiaries, operates three business segments: Corrugated Packaging, which is a vertically integrated corrugated packaging operation; Forest Products, which manages forest resources of approximately two million acres of timberland in Texas, Louisiana, Georgia, and Alabama, and manufactures a wide range of building products; and financial services in the areas of consumer and commercial banking, residential lending, real estate development and insurance agency. Temple-Inland's headquarters are located in Austin, Texas, and its $1.00 par value common stock is traded on the New York Stock Exchange and the Pacific Stock Exchange under the symbol "TIN". Information filed with the SEC by Temple-Inland under the Exchange Act can be located with reference to its SEC file number: 1-08634.


             CLOSING                CLOSING               CLOSING                CLOSING               CLOSING             CLOSING
 2000         PRICE    2001          PRICE     2002        PRICE     2003         PRICE     2004        PRICE     2005      PRICE
-----        ------   ------        -------   ------      -------   ------       -------   ------      -------   -----     --------
January       27.97   January        25.50    January      27.68    January       21.61    January      29.53    January    31.80
February      25.56   February       23.80    February     27.85    February      20.95    February     32.58    February   40.10
March         24.91   March          22.13    March        28.36    March         18.70    March        31.67    March      36.28
April         25.00   April          25.50    April        26.47    April         22.65    April        30.89    April      33.75
May           24.84   May            26.56    May          27.84    May           23.32    May          32.66    May        35.72
June          20.99   June           26.65    June         28.93    June          21.46    June         34.63    June       37.15
July          21.72   July           31.03    July         26.85    July          23.20    July         34.13    July       39.79
August        21.23   August         29.18    August       25.58    August        24.89    August       34.14
September     18.94   September      23.75    September    19.32    September     24.28    September    33.58
October       22.38   October        25.00    October      20.51    October       27.02    October      29.56
November      23.00   November       28.57    November     24.53    November      28.27    November     29.80
December      26.81   December       28.37    December     22.41    December      31.34    December     34.20

The closing price on August 26, 2005 was $38.53.

                               TOLL BROTHERS, INC.

Toll Brothers, Inc. ("Toll") designs, builds, markets and arranges financing for single-family detached and attached homes in luxury residential communities. Toll's headquarters are located in Horsham, Pennsylvania, and its $0.01 par value common stock is traded on the New York Stock Exchange and the Pacific Stock Exchange under the symbol "TOL". Information filed with the SEC by Toll under the Exchange Act can be located with reference to its SEC file number:
1-9186.

             CLOSING                CLOSING               CLOSING                CLOSING               CLOSING             CLOSING
 2000         PRICE    2001          PRICE     2002        PRICE     2003         PRICE     2004        PRICE     2005      PRICE
-----        ------   ------        -------   ------      -------   ------       -------   ------      -------   -----     --------
January        4.25   January         8.70    January      11.40    January       10.06    January      19.56    January    39.04
February       4.16   February        8.94    February     12.26    February       9.69    February     21.95    February   44.03
March          5.00   March           9.63    March        12.46    March          9.65    March        22.72    March      39.43
April          5.42   April           8.88    April        14.88    April         11.63    April        19.79    April      37.90
May            4.84   May             8.16    May          14.75    May           14.52    May          20.46    May        46.30
June           5.13   June            9.83    June         14.65    June          14.16    June         21.16    June       50.78
July           6.05   July            9.88    July         11.43    July          13.25    July         19.87    July       55.42
August         8.16   August          9.20    August       12.50    August        14.86    August       22.20
September      8.59   September       7.42    September    10.87    September     15.21    September    23.17
October        8.13   October         7.79    October      10.24    October       18.42    October      23.18
November       9.97   November        9.06    November     10.49    November      20.71    November     25.69
December      10.22   December       10.98    December     10.10    December      19.88    December     34.31

The closing price on August 26, 2005 was $46.71.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------

                                 USG CORPORATION

USG Corporation ("USG"), through its subsidiaries, is a leading manufacturer and distributor of building materials, producing a wide range of products for use in new residential, new nonresidential, and repair and remodel construction as well as products used in certain industrial processes. USG's headquarters are located in Chicago, Illinois, and its $0.10 par value common stock is traded on the New York Stock Exchange and the Chicago Stock Exchange under the symbol "USG". Information filed with the SEC by USG under the Exchange Act can be located with reference to its SEC file number: 1-8864.

             CLOSING                CLOSING               CLOSING                CLOSING               CLOSING             CLOSING
 2000         PRICE    2001          PRICE     2002        PRICE     2003         PRICE     2004        PRICE     2005      PRICE
-----        ------   ------        -------   ------      -------   ------       -------   ------      -------   -----     --------
January       37.63   January        22.20    January       7.50    January        7.06    January      18.24    January    32.10
February      32.50   February       19.04    February      7.00    February       4.52    February     17.32    February   31.59
March         41.94   March          15.28    March         7.00    March          4.16    March        17.49    March      33.16
April         41.75   April          10.87    April         7.05    April          7.01    April        14.23    April      41.99
May           37.69   May             8.36    May           6.18    May           11.64    May          14.05    May        45.85
June          30.36   June            4.22    June          7.15    June          19.00    June         17.58    June       42.50
July          29.38   July            5.32    July          5.85    July          15.19    July         17.24    July       48.90
August        32.19   August          5.05    August        5.03    August        16.66    August       17.58
September     25.06   September       3.73    September     4.00    September     17.24    September    18.23
October       17.06   October         5.39    October       4.47    October       16.75    October      22.39
November      18.31   November        5.12    November      7.85    November      15.07    November     32.72
December      22.50   December        5.72    December      8.45    December      16.57    December     40.27

The closing price on August 26, 2005 was $60.25.

                            VULCAN MATERIALS COMPANY

Vulcan Materials Company ("Vulcan") and its subsidiaries are principally engaged in the production, distribution and sale of construction materials and chloralkali and other industrial chemicals. Vulcan is the nation's largest producer of construction aggregates, a major producer of asphalt and ready-mixed concrete, and a significant chemicals producer, producing chloralkali and other industrial chemicals. Vulcan's headquarters are located in Birmington, Alabama, and its $1.00 par value common stock is traded on the New York Stock Exchange under the symbol "VMC". Information filed with the SEC by Vulcan under the Exchange Act can be located with reference to its SEC file number: 1-4033.

             CLOSING                CLOSING               CLOSING                CLOSING               CLOSING             CLOSING
 2000         PRICE    2001          PRICE     2002        PRICE     2003         PRICE     2004        PRICE     2005      PRICE
-----        ------   ------        -------   ------      -------   ------       -------   ------      -------   -----     --------
January       42.31   January        45.48    January      46.40    January       34.05    January      47.70    January    56.48
February      40.00   February       42.33    February     48.33    February      31.70    February     47.30    February   57.86
March         45.81   March          46.83    March        47.54    March         30.23    March        47.44    March      56.83
April         43.81   April          46.23    April        46.02    April         34.97    April        46.24    April      53.04
May           46.75   May            54.08    May          47.83    May           36.64    May          44.76    May        59.93
June          42.69   June           53.75    June         43.80    June          37.07    June         47.55    June       64.99
July          42.81   July           49.05    July         40.44    July          40.22    July         47.62    July       70.24
August        44.33   August         48.01    August       39.02    August        41.41    August       47.67
September     40.19   September      43.20    September    36.16    September     39.91    September    50.95
October       42.00   October        41.57    October      33.56    October       44.31    October      49.78
November      42.88   November       46.25    November     37.74    November      44.47    November     51.85
December      47.88   December       47.94    December     37.50    December      47.57    December     54.61

The closing price on August 26, 2005 was $65.66.

THE PHLX HOUSING SECTOR(SM) INDEX
--------------------------------------------------------------------------------

                              WEYERHAEUSER COMPANY

Weyerhaeuser Company ("Weyerhaeuser") is principally engaged in the growing and harvesting of timber and the manufacture, distribution and sale of forest products, real estate development and construction, and other real estate related activities. Weyerhaeuser's headquarters are located in Federal Way, Washington, and its $1.25 par value common stock is traded on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange under the symbol "WY". Information filed with the SEC by Vulcan under the Exchange Act can be located with reference to its SEC file number: 1-4825.


             CLOSING                CLOSING               CLOSING                CLOSING               CLOSING             CLOSING
 2000         PRICE    2001          PRICE     2002        PRICE     2003         PRICE     2004        PRICE     2005      PRICE
-----        ------   ------        -------   ------      -------   ------       -------   ------      -------   -----     --------
January       57.38   January        52.50    January      58.32    January       48.05    January      61.46    January    62.40
February      51.31   February       53.74    February     61.82    February      49.85    February     65.25    February   66.93
March         57.00   March          50.79    March        62.86    March         47.83    March        65.50    March      68.50
April         53.38   April          56.53    April        59.61    April         49.59    April        59.20    April      68.61
May           49.63   May            57.21    May          65.50    May           50.38    May          60.48    May        64.15
June          43.00   June           54.97    June         63.85    June          54.00    June         63.12    June       63.65
July          45.69   July           59.73    July         58.75    July          56.29    July         62.00    July       68.98
August        46.33   August         56.75    August       54.51    August        59.50    August       62.51
September     40.56   September      48.71    September    43.77    September     58.45    September    66.48
October       46.94   October        49.91    October      45.30    October       60.23    October      62.64
November      43.75   November       52.85    November     52.60    November      57.00    November     66.00
December      50.75   December       54.08    December     49.21    December      64.00    December     67.22

The closing price on August 26, 2005 was $63.74.

LICENSE AGREEMENT

PHLX and UBS have entered into a non-exclusive license agreement providing for the license to UBS, and certain of its affiliates, in exchange for a fee, of the right to use the Index, in connection with securities, including the Notes. The Index is owned and published by PHLX.

The license agreement between PHLX and UBS provides that the following language must be set forth in this prospectus supplement:

The PHLX Housing Sector(SM) Index is not sponsored, endorsed, sold or promoted by Philadelphia Stock Exchange, Inc. ("PHLX"). PHLX makes no representation or warranty, express or implied, to the owners of the Index or any member of the public regarding the advisability of investing in securities generally or in the Index particularly or the ability of the Index to track market performance. PHLX's only relationship to UBS is the licensing of certain names and marks and of the Index which is determined, composed and calculated without regard to UBS. PHLX has no obligation to take the needs of UBS or the owners of the Index into consideration in determining, composing or calculating the Index. PHLX is not responsible for and has not participated in the determination or calculation made with respect to the issuance or redemption of the Index. PHLX has no obligation or liability in connection with the administration, marketing or trading of the Index.

PHLX DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE PHLX HOUSING SECTOR(SM) INDEX (HGX) ("Index") OR ANY DATA INCLUDED THEREIN. PHLX MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS, OWNERS OF THE INDEX, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. PHLX MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL PHLX HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

"PHLX Housing Sector(SM)" and "HGX(SM)" are service marks of the Philadelphia Stock Exchange, Inc. and have been licensed for use by UBS Securities LLC and its parent, UBS AG.

--------------------------------------------------------------------------------

Valuation of the Notes

AT MATURITY. Your cash payment at maturity is based on the Index Return. If the Index Return is negative, you will receive a positive return on your Notes equal to the Index Return multiplied by -3, subject to a maximum gain on the Notes of __% (an amount to be determined on the trade date). Therefore, the maximum payment at maturity for each $10 principal amount of the Notes will be $__. The Notes are exposed to any increase in the level of the Index and a positive Index Return will reduce your cash payment at maturity below your principal amount. If the Index increases over the term of the Notes, you may lose up to 50% of your principal amount. For a description of how your payment at maturity will be calculated, see "What are the steps to calculate payment at maturity?" on page S-4 and "Specific Terms of the Notes--Payment at Maturity" on page S-27.

PRIOR TO MATURITY. You should understand that the market value of the Notes prior to maturity will be affected by several factors, many of which are beyond our control. We expect that, generally, the level of the Index on any day will affect the market value of the Notes more than any other single factor. Other factors that may influence the market value of the Notes include supply and demand for the Notes, the volatility of the Index, the level of interest rates and other economic conditions, as well as the perceived creditworthiness of UBS. See "Risk Factors" beginning on page S-7 for a discussion of the factors that may influence the market value of the Notes prior to maturity.

--------------------------------------------------------------------------------

Specific Terms of the Notes

In this section, references to "holders" mean those who own the Notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Notes registered in street name or in the Notes issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Notes should read the section entitled "Legal Ownership and Book-Entry Issuance" in the accompanying prospectus.

The Notes are part of a series of debt securities entitled "Medium Term Notes, Series A" that we may issue under the indenture from time to time. This prospectus supplement summarizes specific financial and other terms that apply to the Notes. Terms that apply generally to all Medium Term Notes, Series A are described in "Description of Debt Securities We May Offer" in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the price to the public and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Notes. If you have purchased the Notes in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Notes in more detail below. References to "Index" mean the PHLX Housing Sector(SM) Index.

COUPON

We will not pay you interest during the term of the Notes.

DENOMINATION

Your minimum investment is 100 Notes at a principal amount at $10.00 per Note (for a total minimum purchase price of $1,000). Purchases in excess of the minimum amount may be made in integrals of one Note at a principal amount of $10.00 per Note. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Notes.

PAYMENT AT MATURITY

At maturity, you will receive a cash payment per $10 principal amount of the Notes based on the Index Return.

> If the Index Return is NEGATIVE, you will receive a POSITIVE return on your Notes equal to the Index Return MULTIPLIED BY -3, subject to a maximum gain of __% (an amount to be determined on the trade date) on your Notes. For example, if the Index declines by 10% over the term of the Notes (an Index Return of -10%), you will receive a POSITIVE return of 30% (-10% x -3) on the Notes.

> If the Index Return is POSITIVE, you will receive a NEGATIVE return on your Notes. The payment at maturity will be reduced by 1% for every 1% gain in the Index, subject to a maximum loss of 50% of the principal amount of the Notes. For example, if the Index increases by 10% over the term of the Notes (an Index Return of 10%), you will receive a NEGATIVE return of 10%.

IF THE INDEX INCREASES OVER THE TERM OF THE NOTES, YOU MAY LOSE UP TO 50% OF YOUR PRINCIPAL AMOUNT.

For each $10 principal amount of the Notes, we will pay you in cash an amount equal to $10 plus the Adjusted Index Return multiplied by $10.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

The "Index Return" will be the difference between the closing level of the Index on the final valuation date and on the trade date, expressed as a percentage and calculated as follows:

                        Index ending level - Index starting level
      Index Return   =  -----------------------------------------
                                   Index starting level

where the "Index starting level" is __, the closing level of the Index on the trade date, and the "Index ending level" is the closing level of the Index on the final valuation date.

The "Adjusted Index Return" will be based on the Index Return, which may be positive or negative. If the Index Return is negative, you will receive a positive return equal to the Index Return multiplied by -3, subject to a maximum gain on the Notes of __%. If the Index Return is positive, the Adjusted Index Return will be equal to the Index Return multiplied by -1, subject to a maximum loss of 50%.

The payment at maturity for each Note will be calculated as follows:

         Payment at maturity = principal amount of the Note + (principal amount of the Note 2 Adjusted Index Return)

See "What are the steps to calculate payment at maturity?"  on page S-4.

MATURITY DATE

The maturity date will be September __, 2007, unless that day is not a business day, in which case the maturity date will be the next following business day. If the fifth business day before this applicable day does not qualify as the final valuation date as determined in accordance with "--Final Valuation Date" below, then the maturity date will be the fifth business day following such final valuation date. The calculation agent may postpone the final valuation date--and therefore the maturity date--if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events under "--Market Disruption Event" below.

FINAL VALUATION DATE

The final valuation date will be September __, 2007, unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the final valuation date will be the first following business day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the final valuation date for the Notes be postponed by more than ten business days.

MARKET DISRUPTION EVENT

The calculation agent will determine the Index ending level on the final valuation date. As described above, the final valuation date may be postponed, and thus the determination of the Index ending level may be postponed if the calculation agent determines that, on the final valuation date, a market disruption event has occurred or is continuing. If such a postponement occurs, the calculation agent will use the closing level of the Index on the first business day on which no market disruption event occurs or is continuing. In no event, however, will the determination of the Index ending level be postponed by more than ten business days.

If the determination of the Index ending level is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the Index ending level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Index ending level that would have prevailed in the absence of the market disruption event.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

Any of the following will be a market disruption event:

> a suspension, absence or material limitation of trading in a material number of Index Constituent Stocks for more than two hours or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

> a suspension, absence or material limitation of trading in option or futures contracts relating to the Index or a material number of Index Constituent Stocks in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

> the Index is not published, as determined by the calculation agent in its sole discretion; or

> in any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Notes that we or our affiliates have effected or may effect as described in the section entitled "Use of Proceeds and Hedging" on page S-33.

The following events will not be market disruption events:

> a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

> a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index Constituent Stocks.

For this purpose, an "absence of trading" in the primary securities market on which option or futures contracts related to the Index or any Index Constituent Stocks are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

REDEMPTION PRICE UPON OPTIONAL TAX REDEMPTION

We have the right to redeem the Notes in the circumstances described under "Description of Debt Securities We May Offer--Optional Tax Redemption" in the accompanying prospectus. If we exercise this right, the redemption price of the Notes will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

DEFAULT AMOUNT ON ACCELERATION

If an event of default occurs and the maturity of the Notes is accelerated, we will pay the default amount in respect of the principal of the Notes at maturity. We describe the default amount below under "--Default Amount."

For the purpose of determining whether the holders of our Series A medium-term notes, of which the Notes are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Notes as the outstanding principal amount of that Note. Although the terms of the Notes may differ from those of the other Series A medium-term notes, holders of specified percentages in principal amount of all Series A medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A medium-term notes, including the Notes. This action may involve changing some of the terms that apply to the Series A medium-term notes, accelerating the maturity of the Series A medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under "Description of Debt Securities We May Offer--Default, Remedies and Waiver of Default" and "Description of Debt Securities We May Offer--Modification and Waiver of Covenants."

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

DEFAULT AMOUNT

The default amount for the Notes on any day will be an amount, in U.S. Dollars for the principal of the Notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Notes. That cost will equal:

> the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking; plus

> the reasonable expenses, including reasonable attorneys' fees, incurred by the holders of the Notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Notes, which we describe below, the holders of the Notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest--or, if there is only one, the only--quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

DEFAULT QUOTATION PERIOD

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

>    no quotation of the kind referred to above is obtained; or

> every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business days objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the Notes.

QUALIFIED FINANCIAL INSTITUTIONS

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

> A-1 or higher by Standard & Poor's Ratings Group or any successor, or any other comparable rating then used by that rating agency; or

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

> P-1 or higher by Moody's Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

DISCONTINUANCE OF OR ADJUSTMENTS TO THE INDEX; ALTERATION OF METHOD OF
CALCULATION

If PHLX discontinues publication of the Index and they or any other person or entity publish a substitute index that the calculation agent determines is comparable to the Index and approves as a successor index then the calculation agent will determine the Index Return, Index starting level, Index ending level and the amount payable at maturity by reference to such successor index.

If the calculation agent determines that the publication of the Index is discontinued and that there is no successor index on any date when the value of the Index is required to be determined, the calculation agent will instead make the necessary determination by reference to a group of stocks or another index and will apply a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Index.

If the calculation agent determines that the securities included in the Index or the method of calculating the Index has been changed at any time in any respect--including any addition, deletion or substitution and any reweighting or rebalancing of the Index Constituent Stocks and whether the change is made by PHLX under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the Index Constituent Stocks or their issuers or is due to any other reason--that causes the Index not to fairly represent the value of the Index had such changes not been made or that otherwise affects the calculation of the Index Return, Index starting level, Index ending level or the amount payable at maturity, then the calculation agent may make adjustments in this method of calculating the Index that it believes are appropriate to ensure that the Index Return used to determine the amount payable on the maturity date is equitable. All determinations and adjustments to be made by the calculation agent with respect to the Index Return, Index starting level, Index ending level, the amount payable at maturity or otherwise relating to the level of the Index may be made by the calculation agent in its sole discretion.

MANNER OF PAYMENT AND DELIVERY

Any payment on or delivery of the Notes at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

BUSINESS DAY

When we refer to a business day with respect to the Notes, we mean any day that is a business day of the kind described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus.

MODIFIED BUSINESS DAY

As described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus, any payment on the Notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under "--Maturity Date" and "--Final Valuation Date" above.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

ROLE OF CALCULATION AGENT

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Notes without notice. The calculation agent will make all determinations regarding the value of the Notes at maturity, market disruption events, business days, the default amount, the Index Return, the Index starting level, the Index ending level and the amount payable in respect of your Notes. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

BOOKING BRANCH

The Notes will be booked through UBS AG, Jersey Branch.

--------------------------------------------------------------------------------

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Notes for the purposes we describe in the attached prospectus under "Use of Proceeds." We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Notes as described below.

In anticipation of the sale of the Notes, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to the Index and/or listed and/or over-the-counter options or futures on Index Constituent Stocks or listed and/or over-the-counter options, futures or exchange-traded funds on the Index prior to or on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

> acquire or dispose of long or short positions of securities of issuers of the Index Constituent Stocks;

> acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the Index or the value of the Index Constituent Stocks;

> acquire or dispose of long or short positions in listed or over-the-counter options, futures, or exchange-traded funds or other instruments based on the level of other similar market indices or stocks; or

>    any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to the Notes from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve sales or purchases of the Index Constituent Stocks, listed or over-the-counter options or futures on Index Constituent Stocks or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the Index or indices designed to track the performance of the Index or other components of the U.S. equity markets.

THE HEDGING ACTIVITY DISCUSSED ABOVE MAY ADVERSELY AFFECT THE MARKET VALUE OF THE NOTES FROM TIME TO TIME. SEE "RISK FACTORS" ON PAGE S-7 FOR A DISCUSSION OF THESE ADVERSE EFFECTS.

--------------------------------------------------------------------------------

Capitalization of UBS


The following table sets forth the consolidated capitalization of UBS in accordance with International Financial Reporting Standards and translated into U.S. dollars.

AS OF JUNE 30, 2005 (UNAUDITED)                               CHF          USD
------------------------------------------------------------------------------
                                                              (IN MILLIONS)
Debt
  Debt issued(1) ......................................   235,828      183,988
                                                          -------      -------
  Total Debt ..........................................   235,828      183,988
Minority Interest(2) ..................................     7,418        5,787
Shareholders' Equity ..................................    38,002       29,648
                                                          -------      -------
Total capitalization ..................................   281,248      219,423
                                                          =======      =======


------

(1) INCLUDES MONEY MARKET PAPER AND MEDIUM TERM NOTES AS PER BALANCE SHEET POSITION.

(2) INCLUDES TRUST PREFERRED SECURITIES.

Swiss franc (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD 0.78018.

--------------------------------------------------------------------------------

Supplemental Tax Considerations

THE FOLLOWING IS A GENERAL DESCRIPTION OF CERTAIN UNITED STATES FEDERAL AND SWISS TAX CONSIDERATIONS RELATING TO THE NOTES. IT DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS RELATING TO THE NOTES. PROSPECTIVE PURCHASERS OF THE NOTES SHOULD CONSULT THEIR TAX ADVISERS AS TO THE CONSEQUENCES UNDER THE TAX LAWS OF THE COUNTRY OF WHICH THEY ARE RESIDENT FOR TAX PURPOSES AND THE TAX LAWS OF SWITZERLAND AND THE UNITED STATES OF ACQUIRING, HOLDING AND DISPOSING OF THE NOTES AND RECEIVING PAYMENTS OF INTEREST, PRINCIPAL AND/OR OTHER AMOUNTS UNDER THE NOTES. THIS SUMMARY IS BASED UPON THE LAW AS IN EFFECT ON THE DATE OF THIS PROSPECTUS SUPPLEMENT AND IS SUBJECT TO ANY CHANGE IN LAW THAT MAY TAKE EFFECT AFTER SUCH DATE.

SUPPLEMENTAL U.S. TAX CONSIDERATIONS

The discussion below supplements the discussion under "U.S. Tax Considerations" in the attached prospectus and is subject to the limitations and exceptions set forth therein. Except as otherwise noted under "Non-United States Holders" below, this discussion is only applicable to you if you are a United States holder (as defined in the accompanying prospectus). NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISER AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR NOTES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN THE NOTES.

In the opinion of our counsel, Sullivan & Cromwell LLP, the Notes should be treated as a pre-paid contract with respect to the Index and the terms of the Notes require you and us (in the absence of an administrative or judicial ruling to the contrary) to treat the Notes for all tax purposes in accordance with such characterization. If the Notes are so treated, you will recognize capital gain or loss upon the sale or maturity of your Notes in an amount equal to the difference between the amount you receive at such time and your tax basis in the Notes. In general, your tax basis in your Notes will be equal to the price you paid for it. Capital gain of a noncorporate United States holder is generally taxed at a maximum rate of 15% where the property is held for more than one year. The deductibility of capital losses is subject to limitations. Your holding period for your Notes will generally begin on the date after the issue date (I.E., the settlement date) for your Notes and, if you hold your Notes until maturity, your holding period will generally include the maturity date.

ALTERNATIVE TREATMENTS. In the opinion of our counsel, Sullivan & Cromwell LLP, it would also be reasonable to treat the Notes as a debt instrument subject to the special tax rules governing contingent debt instruments. If the Notes are so treated, you would be required to accrue interest income over the term of your Notes based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Notes. You would recognize gain or loss upon the sale or maturity of your Notes in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Notes. In general, your adjusted basis in your Notes would be equal to the amount you paid for your Notes, increased by the amount of interest you previously accrued with respect to your Notes. Any gain you recognize upon the sale, redemption or maturity of your Notes would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Notes, and thereafter, would be capital loss.

If the Notes are treated as a contingent debt instrument and you purchase your Notes in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of the Notes, such excess or discount would not be subject to the generally applicable market discount or amortizable bond

SUPPLEMENTAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your Notes in the secondary market, you should consult your tax adviser as to the possible application of such rules to you.

Because of the absence of authority regarding the appropriate tax characterization of your Notes, it is possible that the Internal Revenue Service could seek to characterize your Notes in a manner that results in tax consequences to you that are different from those described above. For example, the Internal Revenue Service could possibly assert that any gain or loss that you recognize upon the maturity of the Notes should be treated as ordinary gain or loss. It is also possible that the Internal Revenue Service could assert that you should be required to accrue interest with respect to the 50% of your investment that you are guaranteed to receive upon maturity. You should consult your tax adviser as to the tax consequences of such characterization and any possible alternative characterizations of your Notes for U.S. federal income tax purposes.

NON-UNITED STATES HOLDERS. If you are not a United States holder, you will not be subject to United States withholding tax with respect to payments on your Notes but you may be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Notes unless you comply with certain certification and identification requirements as to your foreign status.

SUPPLEMENTAL TAX CONSIDERATIONS UNDER THE LAWS OF SWITZERLAND

TAX ON PRINCIPAL
Under present Swiss law, repayment of principal of the Notes by us is not subject to Swiss withholding tax (Swiss Anticipatory Tax), and payments to holders of the Notes who are non-residents of Switzerland and who during the taxable year have not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income tax.

GAINS ON SALE OR REDEMPTION
Under present Swiss law, a holder of the Notes who is a non-resident of Switzerland and who during the taxable year has not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income or other tax on gains realized during the year on the sale or redemption of a Note.

STAMP, ISSUE AND OTHER TAXES
There is no tax liability in Switzerland in connection with the issue, turnover and redemption of the Notes. However, the Notes sold through a bank or other securities dealer resident in Switzerland or Liechtenstein might be subject to Securities Turnover Tax.

RESIDENTS OF SWITZERLAND
If you are an individual resident in Switzerland for tax purposes and hold Notes as your private property, you should consult with your own tax advisor. It is possible that, for Swiss income tax purposes, your investment in Notes may be treated as an investment in bonds with a variable one-time return. Thus, if you hold your Notes until maturity, you may be taxed upon any proceeds from the repayment in excess of the principal amount initially invested. If you sell your Notes to a third party prior to maturity, you may be taxed upon the difference between the sale proceeds and your initially invested amount.

--------------------------------------------------------------------------------

ERISA Considerations

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code ("Plan"). The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code ("Fiduciary") would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Notes on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. Upon purchasing the Notes, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Notes is eligible for relief under Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23. The discussion above supplements the discussion under "ERISA Considerations" in the attached prospectus.

--------------------------------------------------------------------------------

Supplemental Plan of Distribution

UBS has agreed to sell to UBS Securities LLC and UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. have agreed to purchase from UBS the aggregate principal amount of the Notes specified on the front cover of this prospectus supplement. UBS Securities LLC and UBS Financial Services Inc. intend to resell the offered Notes at the original issue price applicable to the offered Notes to be resold. UBS Securities LLC and UBS Financial Services Inc. may resell Notes to securities dealers at a discount of up to __% from the original issue price applicable to the offered Notes. In the future, we or our affiliates may repurchase and resell the offered Notes in market-making transactions. For more information about the plan of distribution and possible market-making activities, see "Plan of Distribution" in the attached prospectus.

UBS may use this prospectus supplement and accompanying prospectus in the initial sale of any Notes. In addition, UBS, UBS Securities LLC, or any other affiliate of UBS may use this prospectus supplement and accompanying prospectus in a market-making transaction for any Notes after its initial sale. In connection with this offering, UBS, UBS Securities LLC, UBS Financial Services Inc., any other affiliate of UBS or any other securities dealers may distribute this prospectus supplement and accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.

We expect to deliver the Notes against payment for the Notes on or about the fifth business day following the date of the pricing of the Notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the Notes initially will settle in five business days (T+5), to specify alternative settlement arrangements to prevent a failed settlement.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

Prospectus Supplement Summary ..................  S-1
Risk Factors ...................................  S-7
The PHLX Housing Sector(SM) Index .............. S-12
Valuation of the Notes ......................... S-26
Specific Terms of the Notes .................... S-27
Use of Proceeds and Hedging .................... S-33
Capitalization of UBS .......................... S-34
Supplemental Tax Considerations ................ S-35
ERISA Considerations ........................... S-37
Supplemental Plan of Distribution .............. S-38

PROSPECTUS

Introduction ...................................    3
Cautionary Note Regarding Forward-
  Looking Information ..........................    5
Incorporation of Information About
  UBS AG .......................................    7
Where You Can Find More Information ............    7
Presentation of Financial Information ..........    8
Limitations on Enforcement of U.S.
  Laws Against UBS AG, Its
  Management and Others ........................    9
Capitalization of UBS ..........................    9
UBS ............................................   10
Use of Proceeds ................................   12
Description of Debt Securities We May
  Offer ........................................   13
Description of Warrants We May Offer ...........   35
Legal Ownership and Book-Entry
  Issuance .....................................   52
Considerations Relating to Indexed
  Securities ...................................   57
Considerations Relating to Securities
  Denominated or Payable in or Linked
  to a Non-U.S. Dollar Currency ................   60
U.S. Tax Considerations ........................   63
Tax Considerations
  Under the Laws of Switzerland ................   74
ERISA Considerations ...........................   76
Plan of Distribution ...........................   77
Validity of the Securities .....................   80
Experts ........................................   80


[UBS LOGO]

Enhanced
Bearish
Securities


UBS AG $__ NOTES
LINKED TO THE
PHLX HOUSING SECTOR(SM) INDEX
DUE SEPTEMBER __, 2007






PROSPECTUS SUPPLEMENT


SEPTEMBER __, 2005
(TO PROSPECTUS DATED FEBRUARY 27, 2003)







UBS INVESTMENT BANK
UBS FINANCIAL SERVICES INC.